Exhibit 99.1

Ascent Industries Reports Third Quarter 2023 Results

Oak Brook, Illinois, November 8, 2023 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production and distribution of industrial tubular products and specialty chemicals, is reporting its results for the third quarter ended September 30, 2023.

Third Quarter 2023 Summary - Continuing Operations1

(in millions, except per share and margin)	Q3 2023	Q3 2022	Change
Net Sales	$56.1	$78.2	-28.3%
Gross Profit	$6.0	$14.1	-57.3%
Gross Profit Margin	10.7%	18.0%	-730bps
Net Income (Loss)	$(12.8)	$3.1	-511.2%
Diluted Earnings (Loss) per Share	$(1.26)	$0.30	-520.0%
Adjusted EBITDA	$0.9	$8.2	-88.5%
Adjusted EBITDA Margin	1.7%	10.5%	-880bps
________________
1On June 2, 2023, the Board of Directors of Ascent made the decision to permanently cease operations at the Company’s welded pipe and tube facility located in Munhall, PA (“Munhall”) effective on August 31, 2023. As a result, financial results from Munhall have been categorized into discontinued operations.

Management Commentary
“After a challenging first half of the year, we were pleased to begin seeing signs of improvement within our operations during the third quarter,” said Chris Hutter, president and CEO of Ascent. “Challenging macro-economic volatility continues to play a factor in overall end market demand, which impacted sales volumes in both our segments during the quarter. Despite this, our sales teams remained diligent in their efforts to uncover demand, and we believe we are building a healthier backlog across the board. We were also proud to appoint Bryan Kitchen as the new president of Ascent Chemicals. In the few weeks that Bryan has been onboard, he has already made significant contributions to our chemicals segment, and we look forward to the success we believe he will bring.

“While there is still much work to be done to return to acceptable levels of profitability, we do believe that we have turned the corner operationally and are continuing to make progress stabilizing the business. We remain determined to hit our long-term strategic goals and believe the operational moves we made in 2023 were necessary to achieve those goals. Although broader economic uncertainty continues to hamper sales volumes in both our segments, we believe that we have the right leadership in place to capitalize on our market position heading into 2024.”

Third Quarter 2023 Financial Results
Net sales from continuing operations were $56.1 million compared to $78.2 million in the prior year period. The decrease is primarily due to continued lower overall sales volumes and lower average selling prices within both the tubular products and specialty chemicals segments.

Gross profit from continuing operations was $6.0 million, or 10.7% of net sales, compared to $14.1 million, or 18.0% of net sales, in the third quarter of 2022. The decrease is primarily attributable to the decline in net sales in addition to lower product margin.

Net loss from continuing operations was $12.8 million, or $(1.26) diluted loss per share, compared to net income from continuing operations of $3.1 million, or $0.30 diluted earnings per share, in the third quarter of 2022. The decrease is primarily attributable to the $11.4 million goodwill impairment within the specialty chemicals segment, along with the aforementioned decline in gross profit.

Adjusted EBITDA was $0.9 million compared to $8.2 million in the third quarter of 2022. Adjusted EBITDA margin was 1.7% compared to 10.5% in the prior year period. The decrease is primarily attributable to the Company’s aforementioned decline in net sales.

Segment Results
Ascent Tubular – net sales from continuing operations in the third quarter of 2023 were $36.1 million compared to $50.6 million in the third quarter of 2022. Operating income from continuing operations in the third quarter was $1.7 million compared to operating income from continuing operations of $7.6 million in the prior year period. Adjusted EBITDA from continuing operations in the third quarter was $2.6 million compared to $8.9 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was 7.3% compared to 17.6% in the third quarter of 2022.

Ascent Chemicals – net sales in the third quarter of 2023 were $20.1 million compared to $27.3 million in the third quarter of 2022. Operating loss in the third quarter was $(11.5) million compared to operating income of $1.1 million in the prior year period. Adjusted EBITDA in the third quarter was $1.0 million compared to $2.7 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was 5.2% compared to 10.0% in the third quarter of 2022.

Liquidity
As of September 30, 2023, total debt was $53.0 million under the Company’s revolving credit facility, compared to $71.5 million in debt at December 31, 2022. As of September 30, 2023, the Company had $41.8 million of remaining available borrowing capacity under its revolving credit facility, compared to $37.6 million at December 31, 2022.

During the third quarter of 2023, the Company repurchased 44,799 shares at an average cost of $8.87 per share for approximately $0.4 million, bringing total year-to-date repurchases for 2023 to 95,955 shares. The Company currently has 584,024 shares remaining under its share repurchase authorization.

Conference Call
Ascent will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2023.

Ascent management will host the conference call, followed by a question-and-answer period.
Date: Wednesday, November 8, 2023
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of stainless steel, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Ascent, please visit its web site at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income.

Management believes that these non-GAAP measures are useful because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions as well as allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Company Contact
Bill Steckel
Chief Financial Officer
1-630-884-9181
Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$730	$1,440
Accounts receivable, net of allowance for credit losses of $1,105 and $762, respectively	32,910	37,062
Inventories	83,044	85,572
Prepaid expenses and other current assets	8,775	7,802
Assets held for sale	8,956	380
Current assets of discontinued operations	620	38,120
Total current assets	135,035	170,376
Property, plant and equipment, net	31,981	37,045
Right-of-use assets, operating leases, net	28,170	29,198
Goodwill	—	11,389
Intangible assets, net	8,872	10,001
Deferred income taxes	9,217	1,353
Deferred charges, net	128	203
Other non-current assets, net	1,782	1,861
Long-term assets of discontinued operations	6	7,617
Total assets	$215,191	$269,043

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$25,758	$19,623
Accrued expenses and other current liabilities	5,608	6,039
Current portion of note payable	630	387
Current portion of long-term debt	2,464	2,464
Current portion of operating lease liabilities	1,132	1,029
Current portion of finance lease liabilities	296	280
Current liabilities of discontinued operations	970	3,656
Total current liabilities	36,858	33,478
Long-term debt	50,543	69,085
Long-term portion of operating lease liabilities	30,051	30,911
Long-term portion of finance lease liabilities	1,378	1,242
Other long-term liabilities	59	68
Total non-current liabilities	82,031	101,306
Total liabilities	$118,889	$134,784

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 11,085,103 and 10,120,281 shares issued and outstanding, respectively	$11,085	$11,085
Capital in excess of par value	47,189	47,021
Retained earnings	47,379	85,146
	105,653	143,252
Less: cost of common stock in treasury - 964,822 and 924,504 shares, respectively	(9,351)	(8,993)
Total shareholders' equity	96,302	134,259
Total liabilities and shareholders' equity	$215,191	$269,043
Note: The condensed consolidated balance sheets at December 31, 2022 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss) - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales
Tubular Products	$36,061	$50,606	$118,983	$162,059
Specialty Chemicals	20,052	27,328	65,164	84,070
All Other	—	287	50	401
	56,113	78,221	184,197	246,530
Operating income (loss) from continuing operations
Tubular Products	1,705	7,640	3,264	34,761
Specialty Chemicals	(11,481)	1,097	(10,935)	6,111
All Other	(132)	(13)	(684)	(330)

Corporate
Unallocated corporate expenses	(2,859)	(3,890)	(9,314)	(10,241)
Acquisition costs and other	—	(149)	(274)	(837)
Total Corporate	(2,859)	(4,039)	(9,588)	(11,078)
Operating income (loss)	(12,767)	4,685	(17,943)	29,464
Interest expense	1,063	827	3,217	1,637
Other, net	(97)	(118)	(344)	(176)
Income (loss) from continuing operations before income taxes	(13,733)	3,976	(20,816)	28,003
Income tax provision (benefit)	(964)	871	(2,350)	4,069
Income (loss) from continuing operations	(12,769)	3,105	(18,466)	23,934
Loss from discontinued operations, net of tax	(5,163)	(2,481)	(19,301)	(1,993)
Net income (loss)	$(17,932)	$624	$(37,767)	$21,941

Net income (loss) per common share from continuing operations
Basic	$(1.26)	$0.30	$(1.82)	$2.34
Diluted	$(1.26)	$0.30	$(1.82)	$2.30

Net loss per common share from discontinued operations
Basic	$(0.51)	$(0.24)	$(1.90)	$(0.19)
Diluted	$(0.51)	$(0.24)	$(1.90)	$(0.19)

Net income (loss) per common share
Basic	$(1.77)	$0.06	$(3.72)	$2.14
Diluted	$(1.77)	$0.06	$(3.72)	$2.11

Average shares outstanding
Basic	10,135	10,253	10,151	10,235
Diluted	10,135	10,465	10,151	10,407

Other data:
Adjusted EBITDA[1]	$944	$8,214	$778	$38,894
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Ascent Industries Co.
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net income (loss)	$(37,767)	$21,941
Loss from discontinued operations, net of tax	(19,301)	(1,993)
Net income (loss) from continuing operations	(18,466)	23,934
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	4,833	4,950
Amortization expense	1,128	2,440
Amortization of debt issuance costs	75	75
Goodwill impairment	11,389	—
Deferred income taxes	(7,864)	(1,227)
Payments of earn-out liabilities in excess of acquisition date fair value	—	(372)
Provision for losses on accounts receivable	2,199	608
Provision for losses on inventories	343	1,372
Loss on disposal of property, plant and equipment	182	31
Non-cash lease expense	205	322
Issuance of treasury stock for director fees	—	364
Stock-based compensation expense	718	951
Changes in operating assets and liabilities:
Accounts receivable	3,809	(6,210)
Inventories	526	(30,252)
Other assets and liabilities	323	(515)
Accounts payable	5,934	10,154
Accrued expenses	(430)	(1,508)
Accrued income taxes	(772)	555
Net cash provided by operating activities - continuing operations	4,132	5,672
Net cash provided by (used in) operating activities - discontinued operations	17,395	(4,679)
Net cash provided by operating activities	21,527	993
Investing activities
Purchases of property, plant and equipment	(2,660)	(2,875)
Proceeds from disposal of property, plant and equipment	—	5
Net cash used in investing activities - continuing operations	(2,660)	(2,870)
Net cash used in investing activities - discontinued operations	(145)	(592)
Net cash used in investing activities	(2,805)	(3,462)
Financing activities
Borrowings from long-term debt	201,588	352,513
Proceeds from note payable	900	967
Proceeds from the exercise of stock options	—	175
Payments on long-term debt	(220,130)	(350,311)
Payments on note payable	(657)	(387)
Principal payments on finance lease obligations	(231)	(193)
Payments on earn-out liabilities	—	(484)
Repurchase of common stock	(903)	(492)
Net cash provided by (used in) financing activities - continuing operations	(19,433)	1,788
Net cash used in financing activities - discontinued operations	—	(808)
Net cash used in financing activities	(19,433)	980
Decrease in cash and cash equivalents	(711)	(1,489)
Less: Cash and cash equivalents of discontinued operations	1	4
Cash and cash equivalents, beginning of period	1,440	2,017
Cash and cash equivalents, end of period	$730	$532

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Consolidated
Net income (loss) from continuing operations	$(12,769)	$3,105	$(18,466)	$23,934
Adjustments:
Interest expense	1,063	827	3,217	1,637
Income taxes	(964)	871	(2,350)	4,069
Depreciation	1,590	1,748	4,833	4,950
Amortization	376	1,098	1,129	2,440
EBITDA	(10,704)	7,649	(11,637)	37,030
Acquisition costs and other	42	149	323	836
Goodwill impairment	11,389	—	11,389	—
Gain on lease modification	—	—	—	(2)
Stock-based compensation	142	307	389	697
Non-cash lease expense	69	109	205	323
Retention expense	6	—	6	—
Restructuring and severance costs	—	—	103	10
Adjusted EBITDA	$944	$8,214	$778	$38,894
% sales	1.7%	10.5%	0.4%	15.8%

Tubular Products
Net income from continuing operations	$1,705	$7,640	$3,265	$34,760
Adjustments:
Depreciation expense	626	637	1,916	2,000
Amortization expense	217	576	653	1,728
EBITDA	2,548	8,853	5,834	38,488
Acquisition costs and other	42	—	46	—
Stock-based compensation	11	34	2	53
Non-cash lease expense	36	—	109	(1)
Restructuring and severance costs	—	—	97	—
Tubular Products Adjusted EBITDA	$2,637	$8,887	$6,088	$38,540
% segment sales	7.3%	17.6%	5.1%	23.8%

Specialty Chemicals
Net income (loss)	$(11,498)	$1,088	$(10,974)	$6,083
Adjustments:
Interest expense	21	9	52	28
Depreciation expense	942	1,097	2,850	2,897
Amortization expense	159	520	475	712
EBITDA	(10,376)	2,714	(7,597)	9,720
Acquisition costs and other	—	—	2	—
Goodwill impairment	11,389	—	11,389	—
Stock-based compensation	3	12	(13)	29
Non-cash lease expense	23	—	69	1
Specialty Chemicals Adjusted EBITDA	$1,039	$2,726	$3,850	$9,750
% segment sales	5.2%	10.0%	5.9%	11.6%